Exhibit 4.1 Execution Version

FIRST AMENDMENT
TO
AMENDED AND RESTATED
SHAREHOLDER RIGHTS AGREEMENT

between

MORGAN'S FOODS, INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.

as Rights Agent

Dated as of

July 8, 2013

THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED SHAREHOLDER RIGHTS AGREEMENT (the "Termination Amendment"), dated as of July 8, 2013, is made between Morgan's Foods, Inc., an Ohio corporation (the "Company"), and Computershare Trust Company, N.A. (the "Rights Agent").

WHEREAS, the Board of Directors of the Company (the "Board") approved a resolution at a meeting held on April 9, 2013 to put before the Company's shareholders a vote to terminate the Company's Amended and Restated Shareholder Rights Agreement dated as of April 10, 2013 between the Company and the Rights Agent (the "Rights Agreement");

WHEREAS, the Company's shareholders at the annual meeting held July 2, 2013, voted to terminate the Rights Agreement;

WHEREAS, following approval of termination of the Rights Agreement by the Company's shareholders, the Board at a meeting held July 2, 2013 voted to terminate the Rights Agreement;

WHEREAS, effective April 8, 1999, the Company entered into the Rights Agreement with Firstar Bank, N.A., as Rights Agent;

WHEREAS, the Rights Agreement was designed to provide shareholders of the Company with the opportunity to benefit from the long-term prospects and value of the Company and to ensure that shareholders of the Company receive fair and equal treatment in the event of any proposed takeover of the Company;

WHEREAS, effective as of April 8, 1999, the Board of Directors (i) authorized and declared a dividend distribution of one Right (as defined the Rights Agreement) for each Common Share of the Company outstanding as of the close of business on May 12, 1999 (the "Record Date"), and (ii) authorized the issuance of one Right for each Common Share issued (whether originally issued or sold from the Company's treasury) between the Record Date and the earlier of the Distribution Date or the Expiration Date (both as defined Rights Agreement), with each Right initially representing the right to purchase one one-thousandth of a Series A Preferred Share, without par value, of the Company having the rights, powers and preferences set forth in the Company's Amended Articles of Incorporation, as amended, upon the terms and subject to the conditions set forth the Rights Agreement;

WHEREAS, effective April 14, 2003, the Company entered into an Amendment to the Rights Agreement and appointed Fifth Third Bank as Rights Agent;

WHEREAS, the Board authorized certain amendments to the Rights Agreement, as amended, at its meeting on October 2, 2007, and in connection therewith authorized the Company to amend and restate the Shareholder Rights Agreement, as amended;

WHEREAS, the Company has appointed Computershare Trust Company, N.A. to serve as Rights Agent under the Rights Agreement in accordance with the terms and conditions thereof;

WHEREAS, in July 2012 the Board authorized certain amendments to the Rights Agreement and in connection therewith authorized the Company to amend and restate the Rights Agreement;

WHEREAS, the Board authorized certain amendments to the Rights Agreement at its meeting on April 9, 2013 and in connection therewith authorized the Company to amend and restate the Rights Agreement;

WHEREAS, pursuant to the Rights Agreement, the Board may from time to time amend the Rights Agreement in accordance with the provision of Section 27 thereof; and

WHEREAS, all acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Termination Amendment by the Company and the Rights Agent has been in all respects duly authorized by the Company and the Rights Agent;

NOW, THEREFORE, in consideration of the premises and the agreements herein set forth, the parties hereby agree as follows:

1. Section 7(a) of the Rights Plan is hereby amended to read it entirety as follows:

Section 7. EXERCISE OF RIGHTS; EXERCISE PRICE; EXPIRATION DATE OF RIGHTS.

(a) Subject to Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price for the total number of one one-thousandths of a Preferred Share (or other securities, cash or other assets, as the case may be) for which the surrendered Rights are then exercised, at or prior to the earlier of (i) the Close of Business on July 8, 2013 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed in accordance with Section 23, and (iii) the time at which such Rights are exchanged in accordance with Section 24 (the earlier of (i), (ii) and (iii), the "Expiration Date"). Except as set forth in Section 7(e) and notwithstanding any other provision (except Section 7(e)) of this Agreement, any Person who prior to the Distribution Date becomes a record holder of Common Shares may exercise all of the rights of a registered holder of a Right Certificate with respect to the Rights associated with such Common Shares in accordance with the provisions of this Agreement, as of the date such Person becomes a record holder of Common Shares.

(b) Exhibit B of the Rights Agreement is hereby amended to replace all references to "April 7, 2014" with "July 8, 2013."

(c) Exhibit C of the Rights Agreement is hereby amended as follows:

(i) Adding a new first paragraph that reads as follows:

On July 2, 2013 following the annual meeting of the shareholders of Morgan's Foods, Inc., an Ohio corporation (the "Company") at which the shareholders approved terminating the Company's Amended and Restated Shareholder Rights Agreement (the "Rights Agreement"), the Board of Directors of the Company approved the First Amendment to the Rights Agreement that amends the Rights Agreement to change the Expiration Date (as defined in the Rights Agreement) to July 8, 2013. The effect of the amendment of the Rights Agreement is to terminate the Rights Agreement as of July 8, 2013."

(ii) The first paragraph is hereby amended to read it entirety as follows:

On April 10, 2013 the Board of Directors of the Company amended and restated the Rights Agreement. The effect of the amendment and restatement of the Rights Agreement is to limit to 27% the number of outstanding common shares of the Company that Bandera Master Fund L.P., a Cayman Islands exempted limited partnership ("Bandera"), and Bandera's Affiliates and Associates may beneficially own in accordance with the Rights Agreement.

(iii) The fourth paragraph is hereby amended to read it entirety as follows:

The Board initially approved the Shareholder Rights Agreement on April 8, 1999, and amended it on April 14, 2003, October 2, 2007, July 31, 2012 and April 10, 2013 (described above). A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A; most recently on Form 8-A/A filed with the Securities and Exchange Commission on April 15, 2013. A copy of the Rights Agreement, including the exhibits thereto, is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

2. This Termination Amendment is made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of Ohio applicable to contracts to be made and performed entirely within Ohio, except that the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

3. This Termination Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Termination Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

4. If any term, provision, covenant or restriction of this Termination Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the term, provisions, covenants and restrictions of this Termination Amendment and of the Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

IN WITNESS WHEREOF, this First Amendment to the Amended and Restated Shareholder Rights Agreement has been executed in one or more counterparts by or on behalf of each of the parties hereto as of the date first above written.

MORGAN'S FOODS, INC,
an Ohio corporation

By: [signature]
Name: Kenneth L. Hignett
Title: Senior VP, CFO & Secretary

COMPUTERSHARE TRUST COMPANY, N.A.,
as Rights Agent

By: [signature]
Name: Dennis V. Moccia
Title: Manager, Contract Administration

012602.000001.1747393.1